Exhibit 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

March 6, 2009

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Green Energy Holding Corp.

On February 24, 2009 my appointment as auditor for Green Energy Holding Corp. ceased. I have read Green Energy Holding Corp.'s statements included under Item 4.01 of its Form 8-K/A dated March 6, 2009  and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant